As filed with the Securities and Exchange Commission on June 28, 2017
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Bellicum Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX 77030 (832) 384-1100 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard A. Fair President, Chief Executive Officer Bellicum Pharmaceuticals, Inc. 2130 W. Holcombe Blvd., Ste. 800 Houston, TX 77030 (832) 384-1100	Copies to: Julie M. Robinson, Esq. and Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	5,032,313	$12.65	$63,658,759.45	$7,378.05

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on June 21, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2017

PROSPECTUS

5,032,313 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 5,032,313 shares of our common stock that are held by the selling stockholders named in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.
Our common stock is listed on The NASDAQ Global Market under the symbol “BLCM.” On June 23, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $13.39.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties included herein under the heading “Risk Factors” on page 6 of this prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which have been filed with the Securities and Exchange Commission, or the SEC, and are incorporated by reference in this prospectus and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the common stock being offered.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Bellicum,” “Bellicum Pharmaceuticals,” the “Company” and similar designations refer to Bellicum Pharmaceuticals, Inc. This prospectus and the information incorporated by reference herein and therein contain common law, unregistered trademarks for Bellicum Pharmaceuticals based on use of the trademarks in the United States. Other trademarks referred to in this prospectus or the information incorporated by reference herein and therein are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference herein and therein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus and may not contain all of the information that you need to consider in making your investment decision. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with this offering carefully, including the risks and uncertainties included herein under the heading “Risk Factors” beginning on page 6 in this prospectus and incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, before making an investment decision.
Company Overview
We are a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for various forms of cancer, including both hematological cancers and solid tumors, as well as orphan inherited blood disorders. We are using our proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer our product candidates with switch technologies that are designed to control components of the immune system in real time. By incorporating our CID platform, our product candidates may offer better safety and efficacy outcomes than are seen with current cellular immunotherapies.
We are developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation, or HSCT, chimeric antigen receptor T cell therapy, or CAR T, and T cell receptors, or TCRs. HSCT, also known as bone marrow transplantation, has for decades been curative for many patients with hematological cancers or orphan inherited blood disorders. However, adoption of HSCT to date has been limited by the risks of transplant-related morbidity and mortality from graft-versus-host-disease, or GvHD, and the potential for serious infections due to the lack of an effective immune system following a transplant. CAR T and TCR cell therapies are an innovative approach in which a patient’s T cells are genetically modified to carry chimeric antigen receptors, or CARs, or TCRs which redirect the T cells against cancer cells. While high objective response rates have been reported in some hematological malignancies, serious and sometimes fatal toxicities have arisen in patients treated with CAR T cell therapies. These toxicities include instances in which the CAR T cells have caused high levels of cytokines due to over-activation, referred to as “cytokine release syndrome,” or CRS, neurologic toxicities and cases in which they have attacked healthy organs. In each case, these toxicities have sometimes resulted in death. In solid tumors, where the behavior of CAR T cells is particularly unpredictable and results have been inconsistent, researchers are developing enhanced CAR T cell approaches that raise even greater safety concerns.
Our proprietary CID platform is designed to address these challenges. Events inside a cell are controlled by cascades of specialized signaling proteins. CID consists of molecular switches, modified forms of these signaling proteins, which are triggered inside the patient by infusion of a small molecule, rimiducid, instead of by natural upstream signals. We include these molecular switches in the appropriate immune cells and deliver the cells to the patient in the manner of conventional cellular immunotherapy. We have developed two such switches: a “safety switch,” designed to initiate programmed cell death, or apoptosis, of the immunotherapy cells, and an “activation switch,” designed to stimulate activation and in some cases proliferation and/or persistence of the immunotherapy cells. Each of our product candidates incorporates one of these switches, for enhanced, real time control of safety and efficacy:

•
CaspaCIDe is our safety switch, incorporated into our HSCT and TCR product candidates, where it is inactive unless the patient experiences a serious side effect. In that event, rimiducid is administered to induce Caspase-9, or iCaspase, switch activation to fully or partially eliminate the cells, with the goal of terminating or attenuating the therapy and resolving the serious side effect.

•
Our “Go” switch incorporated into our GoCAR-T product candidates, is an activation switch designed to allow control of the activation and proliferation of the T cells through the scheduled administration of a course of rimiducid infusions that may continue until the desired patient outcome is achieved. In the event of emergence of side effects, the level of activation of the GoCAR-T cells is designed to be attenuated by extending the interval between rimiducid doses, reducing the dosage per infusion, or suspending further rimiducid administration.

In addition, we have an active research effort to develop other advanced molecular switch approaches, including a “dual-switch” that is designed to provide a user-controlled system for managing persistence and safety of tumor antigen-specific CAR T cells.
By incorporating our novel switch technologies, we are developing product candidates with the potential to elicit positive clinical outcomes and ultimately change the treatment paradigm in various areas of cellular immunotherapy. Our lead clinical product candidate is described below:

•
BPX-501 is a CaspaCIDe product candidate designed as an adjunct T cell therapy administered after allogeneic HSCT. BPX-501 is designed to improve transplant outcomes by enhancing the recovery of the immune system following an HSCT procedure. BPX-501 addresses the risk of infusing donor T cells by enabling the elimination of donor T cells through the activation of the CaspaCIDe safety switch if there is an emergence of uncontrolled GvHD.

The European Commission has granted orphan drug designations to BPX-501 for treatment in HSCT, and for activator agent rimiducid for the treatment of GvHD. Additionally, BPX-501 and rimiducid have received orphan drug status from the U.S. Food and Drug Administration, or the FDA, as a combination replacement T-cell therapy for the treatment of immunodeficiency and GvHD after allogeneic HSCT.
During 2016, we discussed with the European Medicines Agency, or the EMA, clinical and regulatory plans to support the filing of Marketing Authorization Applications, or MAAs, for BPX-501 and rimiducid in Europe, initially for pediatric patients with certain orphan inherited blood disorders or treatment-refractory hematological cancers. Based on the regulatory discussions, we believe that data from the European arm of our BP-004 trial, expanded to enroll additional patients, with a primary endpoint of event-free survival, with events defined as transplant-related or non-relapse mortality, severe GvHD, and serious infection, at six months, could form the basis of MAAs for BPX-501 and rimiducid. In addition, the EMA’s Committee for Medicinal Products for Human Use, or the CHMP, has agreed that review and approval under “exceptional circumstances” may be suitable, recognizing that a randomized trial may not be feasible in the pediatric haploidentical hematopoietic stem cell transplant setting. Exceptional circumstances may be granted for medicines that treat very rare diseases, or where controlled studies are impractical or not consistent with accepted principles of medical ethics. In place of a randomized trial, we intend to collect data from a concurrent observational study in the pediatric matched unrelated donor hematopoietic stem cell transplant setting, which will include both retrospective patients and prospective patients.
We have discussions ongoing with the FDA regarding the regulatory path to approval in the U.S. and we expect to provide updates in the third quarter of 2017.
In addition to BPX-501, our clinical stage product candidates which are designed to overcome limitations of CAR T and TCR therapies, include the following:

•
BPX-701 is a CaspaCIDe-enabled natural high affinity TCR product candidate designed to target malignant cells expressing the preferentially-expressed antigen in melanoma, or PRAME. Initial planned indications for BPX-701 development are refractory or relapsed acute myeloid leukemia, or AML, and myelodysplastic syndromes, or MDS, with an additional study planned for metastatic uveal melanoma. Each of these is an orphan indication where PRAME is highly expressed and for which current treatment options are limited. A Phase 1 dose finding clinical trial in patients with relapsed or refractory myeloid neoplasms is being conducted at the Oregon Health & Science University Hospital in Portland, Oregon.

•
BPX-601 is a GoCAR-T product candidate containing our proprietary inducible MyD88/CD40, or iMC, activation switch, designed to treat solid tumors expressing prostate stem cell antigen, or PSCA. Preclinical data shows enhanced T cell proliferation, persistence and in vivo anti-tumor activity compared to traditional CAR T therapies. A Phase 1 clinical trial in patients with non-resectable pancreatic cancer is being conducted at the Baylor Sammons Cancer Center in Dallas, Texas.

We have developed an efficient and scalable process to manufacture genetically modified T cells of high quality, which is currently being used by our third-party contract manufacturers to produce BPX-501 for our clinical trials. We are leveraging this process, as well as our resources, capabilities and expertise for the manufacture of our CAR T and TCR product candidates.
Corporate Information
We were incorporated in Delaware in July 2004. Our principal executive offices are located at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas and our telephone number is (832) 384-1100. Our corporate website address is www.bellicum.com. The contents of our website are not a part of, and are not incorporated into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, and you should not consider it part of this prospectus, the applicable prospectus supplement and any related free writing prospectus and you should not rely on any such information in making any decisions of whether to purchase our securities. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See the section below entitled “Incorporation of Certain Information by Reference.”

The Offering
The selling stockholders named in this prospectus may offer and sell up to 5,032,313 shares of our common stock. Our common stock is currently listed on The NASDAQ Global Market under the symbol “BLCM.” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of common stock issued to the selling stockholders pursuant to the conversion of preferred stock (and warrants to purchase preferred stock) sold to the selling stockholders as described below under the section entitled “Selling Stockholders” and when we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of our product development activities and clinical trials;

•	our ability to advance CID-based technologies, including CaspaCIDe and GoCAR-T;

•
our ability to obtain and maintain regulatory approval of BPX-501 and any other product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

•	the commercialization of our product candidates, if approved;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to attract collaborators with development, regulatory and commercialization expertise and the success of any such collaborations;

•	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates;

•	regulatory developments in the U.S. and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	our ability to grow our organization and increase the size of our facilities to meet our anticipated growth;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

•	our use of cash and other resources; and

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus supplement and are subject to risks and uncertainties. We discuss many of these risks in greater detail under the heading entitled “Risk Factors” below. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, each prospectus supplement, the documents that we have filed with the SEC that are incorporated by reference herein and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 13, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 8, 2017, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related To This Offering
The selling stockholders named in this prospectus hold a significant portion of our total outstanding shares of common stock, and any sale of such shares into the market in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.
The selling stockholders named in this prospectus may offer and sell up to 5,032,313 shares of our common stock that they currently hold, which represents approximately 15.16% of our total outstanding shares of common stock as of June 23, 2017. Sales of a substantial number of shares of our common stock in the public market by the selling stockholders named in this prospectus, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales by these stockholders may have on the prevailing market price of our common stock.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders, including reasonable legal expenses incurred by the selling stockholders in connection with this offering of up to $50,000, or collectively, Registration Expenses. Other than Registration Expenses, the selling stockholders will bear legal and advisor fees, commissions and discounts, if any, attributable to their respective sales of shares.
SELLING STOCKHOLDERS
We are registering the resale of 5,032,313 shares of common stock currently held by the selling stockholders identified below to permit each of them, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended).
The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
The following table sets forth the name of each selling stockholder, the number and percentage of our outstanding shares of common stock beneficially owned by the selling stockholders as of June 23, 2017, the number of shares that may be offered under this prospectus, and the number and percentage of our outstanding shares of common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares Offered” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus.
 All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 33,193,229 shares of common stock outstanding as of June 23, 2017.

	Before Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Baker Bros. Advisors LP(2)	5,032,313	15.16%	5,032,313	—	—%

(1) Based on 33,193,229 shares of common stock outstanding as of June 23, 2017.
(2) Baker Bros. Advisors LP (“Adviser”) may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of the shares of common stock and thus may be deemed the beneficial owner of such shares of common stock, which include: (a) 4,527,089 shares held by Baker Brothers Life Sciences, L.P. (“Life Sciences”); (b) 434,760 shares held by 667, L.P. (“667 LP”); and (c) 70,464 shares held by 14159, L.P. (“14159 LP” and, together with Life Sciences and 667 LP, the “Baker Funds”). Julian C. Baker and Felix J. Baker are the principals of Baker Bros. Advisors (GP) LLC, the sole general partner of Adviser and, as such, each may be deemed to have voting and dispositive power with respect to the shares held by the Baker Funds.

Relationships with the Selling Stockholders
Series C Financing
In August 2014, we entered into that certain Series C Preferred Stock and Warrant Purchase Agreement with certain investors, including 667, L.P., 14159, L.P., and Baker Brothers Life Sciences, L.P., pursuant to which we sold an aggregate of 10,091,743 shares of our Series C Convertible Preferred Stock, or Series C Stock, at a purchase price of $5.45 per share, and warrants to purchase shares of Series C Stock at no additional consideration. In that transaction:

•	667, L.P. purchased 283,820 shares of our Series C Stock and a warrant to purchase up to 184,482 shares of Series C Stock for aggregate consideration of $1,546,819.00;

•	14159, L.P. purchased 72,600 shares of our Series C Stock and a warrant to purchase up to 47,190 shares of Series C Stock for aggregate consideration of $395,670.00; and

•	Baker Brothers Life Sciences, L.P. purchased 2,946,332 shares of our Series C Stock and a warrant to purchase 1,915,115 shares of Series C Stock for aggregate consideration of $16,057,509.40.

The numbers above do not reflect the 1-for-1.7 reverse split of our common stock which was effected in December 2014. In connection with our December 2014 initial public offering, all of our outstanding shares of convertible preferred stock converted into shares of common stock at the foregoing stock split ratio.
Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.
PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus, in accordance with the terms of the Registration Rights Agreement by and among Bellicum and Baker Brothers Life Sciences, LP, 667, L.P. and 14159, L.P., dated January 15, 2016. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear the costs of Registration Expenses. Other than Registration Expenses, the selling stockholders will bear legal and advisor fees, commissions and discounts, if any, attributable to their respective sales of shares.
Each selling stockholder may, from time to time, sell any or all of its shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.
If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.
In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.
The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available.
We agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which all of the shares registered for resale under the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The selling stockholders may decide not to sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
VALIDITY OF COMMON STOCK
The validity of the common stock being offered hereby has been passed upon for us by Cooley LLP, San Diego, California.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock the selling stockholders are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Bellicum Pharmaceuticals, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.bellicum.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36783):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 13, 2017;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A (other than information furnished, rather than filed) filed with the SEC on April 26, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 8, 2017;

•	our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on January 31, 2017, March 24, 2017, May 15, 2017, June 15, 2017 and June 20, 2017; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 10, 2014, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing to us at 2130 W. Holcombe Blvd., Ste. 800, Houston, Texas 77030, Attention: Corporate Secretary, or by telephoning us at (832) 384-1100.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$7,378.05
Accounting fees and expenses	10,000.00
Legal fees and expenses	150,000.00
Printing and miscellaneous fees and expenses	10,000.00
Total	$177,378.05

Item 15. Indemnification of Directors and Officers
The registrant’s certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These provisions do not limit or eliminate the registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s bylaws require the registrant to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware law. The registrant may expand the extent of such indemnification by individual contracts with the registrant’s directors and executive officers. Further, the registrant may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the registrant or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by the registrant’s board of directors.
The registrant has entered into indemnity agreements with each of its current directors and its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
The registrant has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but the registrant is not required to do so.
The registrant has a directors’ and officers’ insurance and registrant reimbursement policy. The policy insures the registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to any offerings pursuant to this registration statement.
The registration rights agreement that the registrant entered into with the selling stockholders identified in the prospectus included in this registration statement provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of such selling stockholders, including for some liabilities arising under the Securities Act.
Item 16. Exhibits
The list of exhibits is set forth under the heading entitled “Index to Exhibits” at the end of this registration statement and is incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of June 2017.
BELLICUM PHARMACEUTICALS, INC.
By:    /s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair and Alan A. Musso, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard A. Fair	President, Chief Executive Officer and Director	June 28, 2017
Richard A. Fair	(Principal Executive Officer)

/s/ Alan A. Musso	Chief Financial Officer and Treasurer	June 28, 2017
Alan A. Musso	(Principal Financial and Accounting Officer)

/s/ James Brown	Chairman of the Board of Directors	June 28, 2017
James Brown

/s/ James M. Daly	Director	June 28, 2017
James M. Daly

/s/ Stephen R. Davis	Director	June 28, 2017
Stephen R. Davis

/s/ Reid M. Huber, Ph.D.	Director	June 28, 2017
Reid M. Huber, Ph.D.

/s/ Frank B. McGuyer	Director	June 28, 2017
Frank B. McGuyer

/s/ Jon P. Stonehouse	Director	June 28, 2017
Jon P. Stonehouse

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 23, 2014).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 23, 2014).
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2
Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended), originally filed with the SEC on November 18, 2014).

4.3
Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 18, 2014).

4.4
Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, 667, L.P. and 14159, L.P., dated January 15, 2016 (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K, originally filed with the SEC on March 14, 2016).

5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.